EXHIBIT NO. 10.171

                ENGINEERING SERVICES AGREEMENT

                           between


          BHOTE KOSHI POWER COMPANY PRIVATE LIMITED


                             and


        HARZA ENGINEERING COMPANY INTERNATIONAL L.P.


                             for


          THE INSTALLATION OF A FLOOD WARNING SYSTEM
                             FOR
            THE BHOTE KOSHI HYDROELECTRIC PROJECT




This Agreement is entered into this 30th day of November, 1997, by and between Bhote Koshi Power Company Private Limited, hereinafter referred to as the Client, and Harza Engineering Company International L.P., hereinafter referred to as the Engineer.

INDEX TO SERVICES AGREEMENT

Article I          Definitions
Article II         Purpose
Article III        General Terms and Conditions
Article IV         Schedule
Article V          Scope of Services and Additional Services
Article VI         Compensation to the Engineer
Article VII        Nepalese Registration Fees, Duties, and Taxes
Article VIII       Engineer's Employees
Article IX         Ownership of Documents
Article X          Changes in the Scope of Services
Article XI         Subcontracts
Article XII        Assignment
Article XIII       Authorization to Purchase
Article XIV        Force Majeure
Article XV         Arbitration
Article XVI        Official Language and Units of Weights and Measure
Article XVII       Termination and Suspensions
Article XVIII      Law Governing Agreement
Article XIX        Review and Modification of Agreement
Article XX         Notices
Article XXI        Entire Understanding of Agreement
Article XXII       Waiver of Contract Breach
Article XXIII      Severability of Invalid Provisions
Article XIV        Designation of Authorized Representatives
Article XV         Indemnification
Article XVI        Effective Date
Article XVII       Independent Contractor
Article XVIII      Representations and Warranties
Article XXIX       Insurance

Attachment 1       Price of Engineering Services
Attachment 2       Scope of Engineering Services



ARTICLE I - DEFINITIONS

Project:  Upper Bhote Koshi Hydroelectric Project

Client:Bhote Koshi Power Company Private Limited

Engineer: Harza Engineering Company International L.P.


ARTICLE II - PURPOSE

The purpose of this Agreement is to set forth the terms and conditions under which the Engineer shall provide technical engineering consulting services related to the Project for the Client. The services to be provided are described in
Article V, Scope of Services.


ARTICLE III - GENERAL TERMS AND CONDITIONS

A. Appointment of the Engineer

The Client hereby appoints the Engineer and the Engineer accepts the appointment on the terms and conditions set forth hereinafter.

B. Engineer's Responsibility

The Engineer will render engineering services in accordance with generally accepted and currently recognized engineering practices, procedures and principles. The Engineer makes no other warranty, either express or implied, with respect to its services.

Notwithstanding anything to the contrary which may be contained in this Agreement or any other material incorporated herein by reference, or in any agreement between Client and any other party concerning the Project, the Engineer shall not have control or be in charge of, and shall not be responsible for the means, methods, techniques, sequences or procedures of construction, or the safety, safety precautions or programs of the Client, the construction contractor, other contractors or subcontractors performing any of the work or services on the Project. Nor shall the Engineer be responsible for the acts or omissions of Client, or for the failure of Client, or for its other consultants, contractors or subcontractors to carry out their respective responsibilities in accordance with the Project documents, this Agreement, or any other agreement concerning the Project. Any provision which purports to amend this provision shall be without effect unless it contains a reference that the content of this Article III.B is expressly amended for the purposes described in such amendment and is signed by both parties.


ARTICLE IV - SCHEDULE

A.   Initiation of Services

The Engineer will commence the services on May 1, 1997.

B.   Schedule of Services

  1. The Engineer has planned its services to achieve essential completion of the Services by June 1, 1998.

  2. The Engineer agrees to adhere to the time schedule with respect to all portions of the services which are
     solely  under the direct control of the Engineer.   The
     Client accepts responsibility for facilitating the services of the Engineer and the progress of the Project with respect to all portions of the services over which the Client retains control.

C.   Completion of Services

The services to be provided under this Agreement shall be considered complete when the equipment has been installed, tested, commissioned and accepted by the Client. Completion by the Engineer and acceptance by the Client of all outstanding reports and drawings under each Phase of this Agreement shall be considered accepted if neither the Client nor Client's lenders' independent engineer raises any objections within ninety (90) days after certification by the Engineer of completion of all outstanding reports and drawings.

D.   Terms of Agreement

Unless terminated under Article XIX, this Agreement shall terminate on the later of June 1, 1999 or one year after the date the equipment has been accepted by the Client. A revised termination date may be included by Amendment.


ARTICLE V - SCOPE OF SERVICES AND ADDITIONAL SERVICES

The Scope of Services is presented in Attachment 2 to this Agreement.


The Engineer shall supply such additional services as requested by the Client in connection with the Project and for which the Engineer is qualified but which are not otherwise included in this Agreement. Separate proposals shall be submitted by the Engineer for furnishing these services. Compensation for such additional services shall be negotiated by the parties and included in this Agreement by Amendment.


ARTICLE VI - COMPENSATION TO THE ENGINEER

A.   Compensation

In consideration of the engineering services rendered by the
Engineer  under  this  Agreement,  the  Engineer  shall   be
reimbursed in four lump sum payments corresponding to milestones as indicated on Attachment 1.

The Engineer and the Client shall meet in person or by a conference call monthly to discuss the progress for the following month's services. The Engineer at the Client's request agrees to delay any activities provided that the Client shall be responsible for any increased cost resulting from the delay and the schedule shall be adjusted for the effects of the requested delay.

B. Mode of Payment

The Engineer shall submit invoices to the Client in US dollars, consistent with Attachment 1.

The Client shall pay the Engineer within 45 days of the receipt of the invoice.

  1. Settlement  of  Disputed  Amounts.   In  the   case   of
     disputed    amounts,   the   Client    shall    request
     clarification from the Engineer of the queried part at the same time the Client transmits acceptance for the approved part of the statement. Within 30 days of
     receipt  of  clarification,  the  Client  shall   state
     whether or not the queried part is accepted or rejected in full or in part. For all portions accepted, the Client shall immediately transmit acceptance to the Engineer. For portions not accepted by Client, Article XV of this Agreement, Arbitration, shall apply, if invoked by the Engineer.

  2. Interest  on  Overdue  Accounts.   If  for  any   reason
     payments due the Engineer have not been paid within 45 days of delivery of the invoice to the Client, interest on the overdue amount(s) shall be applied at an annual rate one percent higher than the prime rate charged by the Northern Trust Company, Chicago, Illinois.


ARTICLE  VII - NEPALESE REGISTRATION FEES, DUTIES AND TAXES

In the event that the Engineer, its expatriate personnel, or its non-Nepalese Consultants or subcontractors are subject to payment of registration fees, customs and duties, income taxes or other taxes, all such fees, duties and taxes shall either be paid directly by the Client or reimbursed to the Engineer. The Engineer shall promptly inform the Client of any fees, duties, or any tax on fees earned for the services in Nepal or tax on income of expatriate staff in Nepal paid in the U.S. to enable the Client to obtain tax reductions allowable under the laws of Nepal. Existence of any such fees or levies has not been determined and therefore is not provided for in Attachment 1, Price of Engineering Services.


ARTICLE  VIII - ENGINEER'S EMPLOYEES

A.Client's Approval

The Engineer shall obtain the approval of Client for the long term assignment in Nepal of each employee assigned to serve under this Agreement. Such approval shall not be unreasonably withheld by the Client.

B.Replacement

Upon the written request of the Client, the Engineer shall remove or replace any of its long-term or short-term employees present in Nepal. In the event of removal of any employee for cause, any replacement shall be an individual with at least equivalent professional qualifications and shall be subject to the same approvals as the individual replaced.

C.   Employee Conduct

All Engineer's and subcontractor employees and their authorized dependents shall at all times while in Nepal conduct themselves within the laws, respect the customs of Nepal and refrain from any political activity. The Engineer shall solely be responsible for conduct of its employees while in Nepal or traveling to Nepal.


ARTICLE IX - OWNERSHIP OF DOCUMENTS

A. Documents Property of Client


Technical data, recommendations, notes, memoranda, drawings or other graphic representations prepared by the Engineer pursuant to or developed in connection with this Agreement shall become the property of the Client. This provision shall not be interpreted to limit the right of the Engineer or its personnel to make, keep and use copies of personal and professional records, notes, reports or other data. The Engineer shall have the right to retain copies of all documents and drawings for its files. The Engineer shall not publish any information obtained or developed pursuant to the Agreement without Client's prior consent.

B. Reuse of Documents

All documents, including drawings and specifications furnished by the Engineer pursuant to this Agreement are intended for use on this Project only. They should not be used by the Client or others on extensions of the Project or any other project without specific written verification or adaptation by the Engineer. Any reuse without the Engineer's written verification or adaptation shall be at the Client's sole risk, and Client shall indemnify and hold harmless the Engineer from all claims damages, losses, and expenses, including attorneys' fees and arising out of or resulting from such unauthorized reuse.

Any computer disks provided by Engineer to Client may develop errors because of hardware and software combinations differing from those used by Engineer in preparing the disks, other failure of Client's or third parties' hardware, or the limited life expectancy and integrity of the disk and its contents for which Engineer bears no responsibility. In case of discrepancies between documents ("hard copy") prepared by Engineer and such computer disks, the hard copy shall be the governing medium and copy of record.


ARTICLE X - CHANGES IN THE SCOPE OF SERVICES

A.Making Changes

The Client may at any time, by written order, make changes within the scope and duration of the services required under this Agreement. If any such change is made, an equitable adjustment shall be made (1) in the Price of Engineering Services (Attachment 1) or the Schedule of Services (Article
IV. B), or both, and (2) in such other provisions of the Agreement as may be affected, and the Agreement shall be so modified in writing.

B.Revised Estimates

In the case of an increase or decrease in the Scope of Services ordered by the Client, the Engineer shall within fifteen (15) working days provide a cost estimate for the increase or decrease in services and indicate the effect of this change in the overall Scope of Services and the estimated completion date and its effects on the Price of Engineering Services (Attachment 1).

ARTICLE XI - SUBCONTRACTS

The Engineer may subcontract with individuals or firms qualified to perform specialized services necessary for the performance of the services. All such subcontracts shall be approved in advance in writing by the Client and such approval, if given, shall not relieve the Engineer from any liability or obligation under this Agreement. In the event any single subcontract exceeds $200,000, or subcontracts exceed $500,000 in the aggregate, Engineer shall also obtain the lenders' approval. All subcontracts issued pursuant to this clause shall be subject to all obligations hereunder and the Engineer agrees to include all appropriate provision of this Agreement in all subcontracts hereunder.

All subcontracts entered into by the Engineer in performance of its services shall be billed at cost to the Client.


ARTICLE XII - ASSIGNMENT

The Engineer may not assign its obligation to perform under this Agreement except with the prior written consent of the Client and its lenders. The Engineer's right to receive payment under this Agreement may not be assigned without prior written consent of the Client and its lenders.

The Client may assign the rights and obligations under this Agreement to its lenders, or to any other party with the prior written consent of the Client's lenders.


ARTICLE XIII - AUTHORIZATION OF PURCHASE

Except for the flood warning system to be installed, the Engineer may purchase any engineering, testing, surveying and other equipment, literature, computer programs and vehicles required for performance of its Services. The Client will purchase the flood warning system equipment.


ARTICLE XIV - FORCE MAJEURE

In the event the Engineer is rendered unable, wholly or in part, by Force Majeure, to perform its duties under this
Agreement, then the Engineer shall notify with full particulars of such Force Majeure, in writing, facsimile or by telegram, to the Client as soon as practicable after the occurrence of the case. The duties of the Engineer, as it is affected by such Force Majeure shall be suspended during the continuance of any inability so caused and the effects of such cause shall, as far as possible, be reduced, with all reasonable dispatch. The term "Force Majeure" employed hereunder, shall mean events beyond the control of the Party, including but not limited to acts of God, strikes, lockouts, or other industrial disturbances, tribal and war-blockades, insurrections, riots and civil disturbances in Nepal, the effects of which by the exercise of due diligence, the Engineer is unable to overcome. Unless the services of the Engineer are terminated pursuant to the provision of Article XVII, Termination, thereof, then during the period the duties of the Engineer are suspended, the Client shall continue to reimburse the Engineer for the cost of services incurred hereunder, in the same manner as if such duties had not been suspended, to the extent otherwise reimbursable under this Agreement plus any additional costs incurred due to temporary relocation of the employees and/or their dependents. It is understood that the Engineer shall use his best efforts to minimize his cost and expenditures during any period of Force Majeure.


ARTICLE XV - ARBITRATION

All disputes under this Agreement shall be resolved finally, and without appeal to any courts, in accordance with the following procedures.

Each Party shall appoint a representative who shall be principally responsible for administering the Agreement on behalf of such Party and representing the Party's interests in the event of disputes under this Agreement. Any dispute or disagreement between the Parties relating to or in connection with this Agreement, which is not finally settled by a discussion between the appointed representatives within thirty (30) days shall be submitted to arbitration at the written request of any Party, specifying the issue or issues in dispute and summarizing the Party's claim with respect thereto.

A Party initiating arbitration proceedings may request that an arbitration committee be established and such committee resolve the dispute or disagreement. Such committee shall consist of one representative appointed by each of the Parties and a chairman acceptable to all of the Parties.

In the event that the Parties fail to form an arbitration committee, or if the arbitration committee fails to resolve the dispute within thirty (30) days, either Party may refer such dispute, controversy or claim to arbitration for settlement in accordance with the United Nations Commission on International Trade Law (UNCITRAL) as then presently in force.

For  purposes  of  application of the  UNCITRAL  Arbitration
Rules to this Agreement:

The   appointing  authority  shall  be  the   authority   as
designated by UNCITRAL Arbitration Rules.

The number of arbitrators shall be three. No arbitrator shall be an employee, agent, shareholder, former employee or agent of any of the Parties.

The place of the arbitration shall be Washington, D.C.

The language to be used in the arbitral proceedings shall be English.

The  Parties  hereby consent to the jurisdiction  of  the
arbitration  panel.   The  arbitration  panel  shall   be
authorized to order equitable relief, including specific performance or injunctive relief. The arbitration award shall be final and binding and enforceable in any court of competent jurisdiction.

Within thirty (30) days of the hearing, unless such  time
is  extended  by mutual agreement, the arbitrators  shall
notify  the Parties in writing of their decision  stating
separately findings of fact and conclusions of law.   The
arbitrators shall not have the power to add to or amend this Agreement. The decision of the arbitrators shall specify how the expenses of the arbitration shall be allocated.


ARTICLE XVI - OFFICIAL LANGUAGE AND UNITS OF WEIGHTS  AND
MEASURE

The official language of this Agreement and of all documents prepared by the Engineer under the terms of this Agreement shall be the English language. The units of weights and measure in which the design and contract documents shall be prepared shall be metric units.


ARTICLE XVII - TERMINATION AND SUSPENSION

A.Termination

This Agreement may be terminated by either Party upon  30
(thirty) days' written notice in the event of a material default by the other Party in performing its obligations in accordance with the terms hereof through no fault of the terminating Party upon mutual agreement.

B.   Force Majeure

In  the  event of  Force Majeure, as defined  in  Article
XIV, Force Majeure, the Client shall have the right to terminate this Agreement as stated above, and such termination may be made on 30 (thirty) days notice in writing.

If  for any reasons of Force Majeure, in accordance  with
and as defined in Article XIV, Force Majeure, services of
the  Engineer are suspended,  either Party may  terminate
the  Agreement one hundred eighty (180) days after having
given  notice  of  the Force Majeure event.   The  Client
shall pay to the Engineer an equitable amount for services performed up to the date of termination.

Similarly,   if   for  reasons  of  Force   Majeure   the
performance  of  the services by the  Engineer  shall  be
delayed,  or  extra disbursements incurred in  continuing
the  services, the Client shall pay to the  Engineer  all
reasonable  costs  previously  approved  by  the   Client
resulting   from   the  delay,  or  extra  disbursements,
including, if necessary, disbursements for round trip travel and subsistence during temporary evacuation for personnel normally resident in Nepal while performing their duties and for the dependents normally residing with such personnel.


ARTICLE XVIII - LAW GOVERNING AGREEMENT

This  Agreement  shall,  in all  respects,  be  read  and
construed, and shall operate as a contract, in conformity
with  the  laws  of  New York and its Courts  shall  have
jurisdiction   for  adjudicating  any   dispute   arising
hereunder.


ARTICLE XIX - REVIEW AND MODIFICATION OF AGREEMENT

The  Terms  of  this Agreement shall be reviewed  on  the
anniversary of the effective date every year that  it  is
in  force.   Additions, deletions, and  changes  mutually
agreeable to the parties thereto shall be incorporated therein per written amendment. No modification of this Agreement shall be made except by amendment signed by the parties.


ARTICLE XX - NOTICES

Any notice given by any of the parties hereto shall be sufficient only if in writing and delivered in person, facsimile, telex or through registered mail as follows:

       TO:     Bhote Koshi Power Company Private Limited
               KHA 1-960
               Kalimati, Tachachal
               Kathmandu, Nepal

               Attn: Project Manager
               (T&F) 977 1 27 00 27


       TO:    Harza Engineering International L.P.
               c/o Harza Engineering Company
               Sears Tower
               233 S. Wacker Drive
               Chicago, Illinois  60606   USA

               Attn: Patrick Hartel, Project Manager
               (T)  312-831-3000
               (F)  312-831-3999

or to such other address as either of these parties shall
designate  by notice given as required  herein.   Notices
hereunder shall be effective when delivered.


ARTICLE XXI - ENTIRE UNDERSTANDING OF AGREEMENT

This  Agreement  represents and incorporates  the  entire
understanding  by  the  parties hereto,  and  each  Party
acknowledges    that    there    are    no    warranties,
representations, covenants or understandings of any kind,
matter or description whatsoever, made by either Party to
the  other  except  as expressly set forth  herein.   The
parties   agree  that  any  purchase  orders,   invoices,
confirmations, acknowledgments or other similar documents executed or delivered with respect to the subject matter hereof that conflict with the terms of this Agreement shall be null, void, and without effect to the extent that they conflict with the terms of this Agreement.


ARTICLE XXII - WAIVER OF CONTRACT BREACH

The waiver of one Party of any breach of this Agreement or the failure of one Party to enforce at any time, or for any period of time, any of the provisions hereof, and shall be limited to the particular instance, shall not operate of be deemed to waive any future breaches of this Agreement, and shall not be construed to be a waiver of any provision, except for the particular instance.


ARTICLE XXIII - SEVERABILITY OF INVALID PROVISIONS

If  any  provisions of the Agreement  shall  be  held  to
contravene or be invalid under the laws of any particular
state,   country   or  jurisdiction  where   used,   such
contravention shall not invalidate the entire Agreement, but the Agreement shall be construed as if not containing the particular provisions or provisions held to be invalid in the particular state, country or jurisdiction and the rights or obligations of the parties hereto shall be construed and enforced accordingly.

ARTICLE XXIV - DESIGNATION OF AUTHORIZED REPRESENTATIVES

Each  Party  shall designate one or more persons  to  act
with  authority  in its behalf in respect to  appropriate
aspects  of  the  Project.  The persons designated  shall
review   and   respond  promptly  to  all  communications
received from the other Party.

ARTICLE XXV - INDEMNIFICATION

The Engineer shall indemnify and hold harmless the Client
up  to  the amount of the compensation paid by the Client
to  the  Engineer  for its services rendered  under  this
Agreement (excluding costs and subcontract expenses) from
the   Client's  loss  or  expense,  including  reasonable
attorneys'   fees,   for  claims  for   personal   injury
(including death) or property damage arising out of the sole negligent act, error or omission of the Engineer.

The Client shall indemnify and hold harmless the Engineer
up  to  the amount of the compensation paid by the Client
to  the  Engineer  for its services rendered  under  this
Agreement (excluding costs and subcontract expenses) from
the  Engineer's  loss  or expense,  including  reasonable
attorneys'   fees,   for  claims  for   personal   injury
(including death) or property damage arising out of the sole negligent act, error or omission of the Client.

Subject to the Engineer's and the Client's limited obligation of indemnification hereunder, in the event of joint or concurrent negligence of the Engineer and the Client, each shall bear that portion of the loss or expense that its share of the joint or concurrent negligence bears to the total negligence (including that of third parties) which caused the personal injury or property damage.

In  no  event shall the Engineer or the Client be  liable
for   special,   incidental  or  consequential   damages,
including, but not limited to loss of profits, revenue, use of capital, claims of customers, cost of purchased power or replacement power, or for any other loss of any nature, whether based on contract, tort, negligence, strict liability or otherwise, by reason of the services rendered under this Agreement.

The trustees, directors, officers, employees, agents and consultants of the respective parties are deemed to be included in the term "Engineer" and "Client" for the purposes of this section.



ARTICLE XXVI - EFFECTIVE DATE

This  Agreement  shall  become  effective  May  1,  1997.
Initiation of services and termination shall be in accordance with the terms of Article IV.


ARTICLE XXVII - INDEPENDENT CONTRACTOR

At   all   times,  Engineer  shall  serve   as   Client's
professional  engineering consultant in those  phases  of
the  Project  to which this Agreement applies.   Engineer
shall  have  full  responsibility  for  the  control  and
direction  of  its employees, contractors, servants,  and
agents and shall be fully and solely responsible for  the
payment  of  all  obligations  incurred  by  Engineer  in
performing the requirements of this Agreement.   Engineer
shall  not  be  an  agent for and may  not  bind  Client.
Client  shall  not  be  an agent for  and  may  not  bind
Engineer. The relationship is that of a buyer and seller of professional services and it is understood that this Agreement does not create a joint venture, agency or partnership relationship.


ARTICLE XXVIII - REPRESENTATIONS AND WARRANTIES

Engineer represents and warrants, as of the date hereof, as follows:

       A. It is a limited partnership duly organized, validly existing and in good standing under the laws of Delaware;

       B. It has taken all necessary action to authorize the execution, delivery and performance of its obligations under this Agreement, which action has not been superseded or modified, and this Agreement constitutes the legal, valid and binding obligation of Engineer, enforceable in accordance with its terms;

       C. The execution, delivery and performance of this Agreement do not violate (i) its partnership agreement or bylaws or any resolution of its Board of Managers or other committees charged with the governance of its affairs, (ii) any contract to which it or, to the best of its knowledge, any of its Affiliates, is a Party or
          (iii) any law, rule, regulation, order writ, judgment, injunction, decree or determination affecting Engineer or any of its properties;

       D. It  has  not filed any petition for relief under
          the  bankruptcy  laws of the United  States  of
          America, or any other sovereign nation, has not
          made  nor  is  making  an  assignment  for  the
          benefit  of creditors, initiated nor  been  the
          subject  of any proceeding seeking  to  have  a
          receiver  or trustee appointed to liquidate  or
          manage  its  affairs and none of its properties
          is   subject   to  the  jurisdiction   of   any
          bankruptcy  court  of  the  United  States   of
          America or any receivership proceeding;

       E. No  litigation  is pending or to its  knowledge,
          threatened  which  seeks to  restrain  it  from
          performing  its  obligations hereunder  or  the
          adverse   outcome  of  which  could  materially
          affect its business or its ability to perform its obligations hereunder;

       F. To   the   best  of  Engineer's  knowledge,   no
          authorization of other action by, and notice to
          or   filing  with,  any  government  agency  or
          regulatory  body  is  required  for   the   due
          execution, delivery and performance by Engineer
          of this Agreement which have not been obtained.
          Engineer shall use reasonable efforts to obtain
          any  other material governmental approval in  a
          timely  manner and to seek that such  approvals
          shall  not  expire without being renewed  in  a
          timely   manner  or  shall  not   be   revoked,
          suspended, held invalid or limited in effect;

       G. It   or  one  of  its  Affiliates,  through  its
          management and personnel, is experienced in the
          performance   of   engineering   services    in
          accordance   with   generally   accepted    and
          currently recognized engineering practices, has
          complied  with the provisions of all applicable
          laws,  and  has  not been and is not  currently
          subject  to any judgment or settlement  of  any
          claim    imposing   liability   on    it    for
          noncompliance with law or mismanagement in rendered engineering services; and

       H. It  is  familiar  with the terms  of  the  Power
          Purchase  Agreement  and  EPC  Contract   which
          affect or relate to Engineer's rendering design services in connection with the Project.


ARTICLE XXIX -INSURANCE

Before  commencing Services under this  Agreement,
Engineer  shall  procure  and  maintain  insurance
policies for the duration of the Agreement of  the
kind  and  for the limits hereinafter provided  in
this  Article.   Upon Client's  request,  Engineer
shall submit certificates of insurance certifying the issuance of the pertinent insurance policy.
The companies issuing the policies and the form of the policies will be subject to the Client's acceptance, but such acceptance shall not be unreasonably withheld. The insurance coverages shall be as follows:

       A. Commercial General Liability

          This   insurance   shall  include   contractual
          liability  and  completed operations  coverage.
          Coverage shall be not less than:


       $1,000,000   Per  occurrence for Bodily Injury  and
                    Property Damage combined;

       $1,000,000  Aggregate.

       B. Professional Liability

          This insurance shall include coverage for errors, omission and negligent acts, with a contractual liability provision, in the minimum amount of
          $1,000,000 per claim,   $10,000,000 aggregate.

       C. Workers' Compensation and Auto Liability

          Workers'  Compensation and Auto Liability coverage
          shall    be    in   accordance   with    statutory
          requirements.



IN WITNESS WHEREOF, the parties have executed this Agreement.



HARZA ENGINEERING                BHOTE KOSHI POWER COMPANY
COMPANY INTERNATIONAL L.P.       PRIVATE LIMITED



By:                              By:


Harza Engineering Company        (Title)
International L.P.
   a limited liability company
   (the General Partner)


   Witness:                    Witness:


   Date:                       Date:


                                             Attachment 1

                PRICE OF ENGINEERING SERVICES



          Milestone Payments


Milestone                                            Price


1.   Complete the conceptual design of               $80,000
     a flood warning system

2.   Prepare the system design and                  $110,000
     procurement specifications, and
     obtain firm price quotes

3.   Monitor vendor's manufacturing;                $105,000
     equipment delivery to site

4.   Monitor vendor's installation, testing          $55,000
     and operational training for equipment;
     equipment accepted by Client

Total (Excludes Equipment*)                         $350,000**


  * The equipment cost, its installation, and training are not included in the Price of Engineering Services. Such additional costs for equipment supply and services to be performed by others in connection with the installation, testing and training shall be identified by the Engineer and equipment vendor, agreed upon between the Client, equipment vendor and Engineer prior to equipment procurement.

** Includes amounts previously incurred.
                                                Attachment 2



                     SCOPE OF  SERVICES


The Engineer's design services are intended to be an integral part of BKPC's overall and coordinated approach to dealing with flood risk management for the Upper Bhote Koshi Hydroelectric Project. The flood warning system will include one or more river water level sensing stations designed to detect rapidly rising water levels. When a potentially dangerous flood is detected, the system will sound an alarm at the powerhouse and headworks areas and automatically activate specific system functions. In developing the conceptual design for the warning system, possible interconnections with the planned national system will be considered.

The Engineer shall perform the services in three phases: (1) formulate the conceptual design of a flood warning system and present such design to the Client for discussion, review and approval; (2) based on the mutually agreed concept, design a system, prepare equipment procurement specifications, including warranty requirements, and obtain firm price quotes; and (3) monitor the vendor's installation, testing and provision of operational training for such equipment.

Approach

During phase one, a remote monitoring and sensing expert will review project documents, examine the project site and upstream river condition and will develop a conceptual design of a flood warning system. Topographic maps, project documents and satellite imagery (to the extent that it is available and can be acquired for the project investigations) will be reviewed to establish site conditions, constraints and approximate flood travel times. A visual survey or inspection of the area will be made to establish preferred locations for sensors, the preferred communication media, and to develop alternatives to alleviate politically sensitive problems. Two options will be developed: one assuming no access restriction, and second assuming that access to China is prohibited. For both alternatives, permitting requirements will be identified. Possible interconnection with the panned Nepalese system and international donor funding will be discusses with local Nepalese agencies currently involved in GLOF warning systems. Equipment procurement costs will be estimated. The conceptual design will be documented in the form of a written description including preliminary drawings of possible locations of sensors and sketches of the measuring station configuration. The concept will be submitted to the Client for review and discussion. A final report will be prepared incorporating comments.

During phase two, a flood warning system will be designed and equipment procurement specifications will be developed. The specifications will include warranty and testing requirements, requirements for providing as-built documentation, as well as operation and maintenance documentation. Bids for supply, installation, testing and training will be obtained from equipment vendors. Harza will evaluate vendor submittals. The equipment supply, installation, testing and training budget will be finalized and submitted to the Client for approval.

In the third phase, BKPC will procure the equipment under a separate agreement with the selected equipment supplier. The equipment supplier will also install, field test and provide training. To verify compliance with the design, Harza will review manufacturer's drawings, design data and specifications prior to equipment manufacturing. Harza will witness a factory test of the equipment to verify compliance with the specifications. Harza will provide surveillance and monitoring during the installation and testing of the equipment. Personnel for operation and maintenance will be provided by BKPC. Permits necessary for the implementation of the system will be acquired by BKPC.


Deliverables

Deliverables are (1) draft and final report entitled "Flood Warning System Conceptual Design Report", (2) tendering documents, including specifications and drawings, for use in obtaining equipment supply, installation, testing and training prices, (3) a recommendation report identifying the preferred equipment supply contractor, and (4) monthly reports on the progress of equipment installation, supply, testing and training. Harza will be available to participate in telephone meetings with the lenders and/or the lenders' engineer. BKPC will procure equipment and services for the installation of and operational training in the use of the equipment. The equipment supplier, in addition to supplying, installing, and commissioning equipment, and conducting the testing and training, will also be required to furnish operation and maintenance documentation.